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                                                                      Exhibit 99



                         INDEPENDENT ACCOUNTANTS' REPORT






The Board of Directors
La Quinta Inns, Inc.

We have reviewed the combined condensed balance sheet of La Quinta Inns, Inc. as of March 31, 1994, and the related combined condensed statements of operations and cash flows for the three-month periods ended March 31, 1994 and 1993.
These combined condensed financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical review procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole, Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the combined condensed financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the combined balance sheet of La Quinta Inns, Inc. as of December 31, 1993 and the related combined statements of operations, shareholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated January 31, 1994, except as to the first paragraph of note 5, which is as of February 9, 1994, we expressed an unqualified opinion on those combined financial statements. Our report refers to a change in the method of accounting for income taxes. In our opinion, the information set forth in the accompanying combined condensed balance sheet as of December 31, 1993, is fairly presented, in all material respects, in relation to the combined balance sheet from which it has been derived.



                                        KPMG Peat Marwick




San Antonio, Texas
April 19, 1994



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